Exhibit 99.1

MICT Enters Fintech Market with Acquisition of Global Fintech Holdings for $26 Million and Raises Up to $15 Million

●	Approximately $26 million of convertible securities (convertible into shares of MICT common stock) as consideration for the merger
●	Committed funding of $11 million of convertible notes convertible into shares of MICT common stock at a conversion price of $1.10 per share, plus ability to raise an additional $4 million
●	Strong balance sheet with significant net cash strongly supports MICT’s strategy for growth through accretive acquisitions

MONTVALE, N.J., April 15, 2020 /PRNewswire/ — MICT, Inc. (Nasdaq: MICT) (“MICT” or the “Company”) announced today that it has entered into an Amended and Restated Agreement and Plan of Merger to acquire a wholly-owned subsidiary of Global Fintech Holdings Ltd (“GFH”), subject to certain closing conditions. Simultaneously, the Company has approved a private placement of convertible notes of up to $15 million, which shall be convertible into shares of MICT common stock at a conversion price of $1.10, consisting of $11 million of committed funding, with the ability to raise an additional $4 million on the same terms.

The acquisition and fundraise follow MICT’s strategic decision announced in 2019 to move into the rapidly growing global fintech sector. The Company plans to deploy the funds raised to, among other things, make further fintech related acquisitions and enter into partnerships that are contemplated to deliver immediate earnings growth and enhance long-term shareholder value, as well as to further develop GFH’s online platforms.

The GFH acquisition gives MICT ownership of a versatile proprietary trading technology platform designed to serve a large number of high growth sectors, as well as to interface with platforms used by strategic partners. Primary areas of focus include online brokerage for equities trading and sales of insurance products in several foreign markets. The early and primary focus will be on the provision of services in China, where the significant growth in the country’s affluent class has driven a surge in demand for investment products and wealth management services. It is believed that this rapidly growing yet still nascent market offers a valuable opportunity for MICT, through its acquisition of GFH, to leverage its robust platform to serve Chinese investors who seek to participate in both their domestic financial market and in the established markets of London, New York, and Hong Kong.

Online Brokerage

Online stock trading volumes quadrupled from $445 billion in 2018 to $1.8 trillion in 2019 in China. The country’s burgeoning middle class are increasingly investing and trading online, driven by recent changes in the regulatory environment coupled with China’s economic growth and development. GFH is at an advanced stage of launching its stock trading offering in China. Over the past 18 months, GFH has accumulated a significant database of several million active users who regularly trade stocks or transact in other financial services products that GFH intends to support in the future. It is believed that this database positions the Company strongly, and it is contemplated that the Company shall, through this database, enter into partnerships in the future with some of China’s leading internet portals. GFH’s platform is designed to serve both the B2B and B2C market.

Insurance

While the explosive growth of Chinese stock trading is expected to continue, MICT’s near-term opportunities through its purchase of GFH also include the insurance sector, in which GFH has developed a number of key commercial relationships. GFH has recently been focused on launching certain online insurance brokerage platforms for retail and commercial clients. Although China’s market for insurance products is still in its early stages of development, it has already experienced significant growth, with non-life premiums standing at $147 billion in 2017 and life premiums at $383 billion. By 2032, total insurance premiums in China are estimated to reach $2.36 trillion, overtaking the US market by almost $1 trillion. GFH is believed to have identified emerging segments of the Chinese insurance market characterized by high demand, where it is contemplated that the Company’s platform shall be successful in making a suite of new insurance products broadly available.

The post-merger MICT business is underpinned by what is believed to be GFH’s competitive advantage in certain major global markets, including its technology platform which has already been deployed in China, and management’s longstanding relationships with Chinese corporations and governments , as well as GFH’s own substantial database. Leveraging these advantages, the Company plans to execute on numerous fintech sector and geographic growth and acquisition opportunities in the coming months.

Effective April 2, 2020, Darren Mercer, CEO of GFH and board member of MICT, assumed the role of interim Chief Executive Officer of the Company. David Lucatz resigned from the position of President and CEO of MICT and will continue to serve on the Company’s board of directors.

Commenting on the fundraising and acquisition, Darren Mercer said:

“GFH is the first major step for MICT into the fintech space and we anticipate that it will soon be followed by further important partnerships and acquisitions. This successful raising of substantial new capital in today’s extremely adverse market conditions is testament to the huge potential of GFH as a platform for MICT’s strategy. We believe that the GFH acquisition represents a unique opportunity for investors to participate in the rapidly expanding move of China’s burgeoning middle class into financial services. The explosive growth of stock trading is expected to continue, while the insurance sector, in which GFH has a number of key commercial relationships, is developing apace as consumers accelerate their shift towards transacting via online platforms.”

David Lucatz added:

“This transaction is expected to enable the Company to accelerate its strategy to become a global player in fintech. We believe that our enlarged resources and team have the experience, relationships and potential pipeline of deals to provide MICT with opportunities to significantly increase its earnings, and it is contemplated that further acquisitions will follow. The board of MICT is excited to begin this new chapter and we view the prospects for the Company and its shareholders, existing and new, with considerable confidence.”

About MICT, Inc.

MICT, Inc. (NasdaqCM: MICT) operates through Micronet Ltd. (“Micronet”), a former subsidiary, in which the Company previously held a majority ownership interest that has since been diluted to a minority ownership interest. Micronet operates in the growing commercial Mobile Resource Management (MRM) market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.

Through its acquisition of GFH, the Company is pursuing a strategy to provide a fintech trading platform that represents a ‘one-stop-shop’ full-service solution to B2C and B2B customers in China and several other key markets in the world. The core platform utilizes proprietary technology to deliver an intuitive and innovative user-experience, which can be white-labeled by strategic partners and also interface with other platforms already used by those businesses.

Forward Looking Statements

Note: This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions; competition in the accessories markets, potential changes in customer spending; acceptance of product offerings and designs; the variability of consumer spending resulting from changes in domestic economic activity; any significant variations between actual amounts and the amounts estimated for those matters identified as critical accounting estimates, as well as other significant accounting estimates made in the preparation of financial statements; as well as geopolitical concerns. Accordingly, actual results may differ materially from such forward-looking statements. You are urged to consider all such factors. Any forward-looking statements relating to the transaction discussed above are based on our current expectations, assumptions, estimates and projections and involve significant risks and uncertainties, including the many variables that may impact or are related to consummation of the transaction, SEC regulatory review of our filings related to the transaction and the continuing determination of MICT’s board of directors that the transaction is in the best interests of all stockholders. MICT and GFH assume no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

For further information, please contact:

MICT, Inc.

info@mict-inc.com

+1 (201) 225-0190

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